SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (this "Agreement"), dated as of May 22, 2002, among Merlin Software Technologies International, Inc. (d.b.a. Merlin Technologies), a corporation organized under the laws of the State of Nevada (Merlin Software Technologies International, Inc., together with its subsidiaries is collectively referred to herein as the "Company"), SDS Merchant Fund L.P., a Delaware limited partnership ("SDS"), the other investors set forth on the signature pages hereto (collectively, with SDS, the "Purchasers") and, with respect to Section 4(p) of this Agreement only, Robert A. Heller and Trevor McConnell (collectively, the "Officers").

WHEREAS:

A. The Company and the Purchasers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D ("Regulation D"), as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act").

B. Upon the terms and conditions stated in this Agreement, the Company desires to issue to the Purchasers, and the Purchasers desire to accept as repayment of the principal and accrued interest on the Series A Notes of the Company (the "Series A Notes"): (i) redeemable, convertible secured notes of the Company, in the aggregate principal amount of One Million Seven Hundred Forty Five Thousand Eight Hundred Eight Dollars and Forty Seven Cents ($1,745,880.47), in the form attached hereto as Exhibit A (the "Series B-1 Notes"), convertible into shares of the Company's common stock, par value $ 0.001 per share (the "Common Stock"), and (ii) warrants (the "Series B Warrants"), in the form attached hereto as Exhibit B, to acquire Common Stock.

C. Upon the terms and conditions stated in this Agreement, the Company desires to issue warrants to purchase Common Stock (the "Exchange Warrants"), in the form attached hereto as Exhibit C, to the Purchasers in exchange for, and the Purchasers desire to accept the Exchange Warrants in exchange for, warrants (the "Series A Warrants") to purchase Common Stock issued in connection with the Series A Notes.

D. The Company has outstanding obligations, both documented and undocumented, to SDS in the amount of One Million Five Hundred Thousand Dollars ($1,500,000) (the "Series B Bridge Payment") and approximately Three Million Dollars ($3,000,000) (the "Series C Bridge Payment", and collectively with the Series B Bridge Payment, the "Bridge Loan Amount").

E. Upon the terms and conditions stated in this Agreement, the Company desires to sell, and SDS desires to accept as repayment of the Series B Bridge Payment, redeemable, convertible secured notes of the Company, in the aggregate principal amount of One Million Five Hundred Thousand Dollars ($1,500,000), in the form attached hereto as Exhibit D (the "Series B-2 Notes"), convertible into shares of Common Stock.

F. Upon the terms and conditions stated in this Agreement, and either simultaneously with the consummation of the other transactions contemplated by this Agreement, or on a date that the parties hereto may hereinafter agree, the Company desires to sell, and SDS desires to accept as repayment of the Series C Bridge Payment, redeemable, convertible secured notes of the Company (the "Series C Notes"), convertible into Common Stock and on which interest shall continue to accrue. The Series B-1 Notes, the Series B-2 Notes and the Series C Notes are collectively referred to herein as the "Notes". The Series B Warrants and the Exchange Warrants are collectively referred to herein as the "Warrants". The shares of Common Stock issuable upon conversion of or otherwise pursuant to the Notes are referred to herein as the "Conversion Shares" and the shares of Common Stock issuable upon exercise of or otherwise pursuant to the Warrants are referred to herein as the "Warrant Shares". The Notes, the Warrants, the Conversion Shares and the Warrant Shares are collectively referred to herein as the "Securities" and each of them may individually be referred to herein as a "Security".

G. Contemporaneous with the execution and delivery of this Agreement, the parties hereto are executing and delivering: (i) a Registration Rights Agreement, in the form attached hereto as Exhibit E (the "Registration Rights Agreement"), pursuant to which the Company has agreed to provide certain registration rights under the Securities Act and the rules and regulations promulgated thereunder, and applicable state securities laws, (ii) an Amended and Restated Security Agreement, in the form attached hereto as Exhibit F (the "Security Agreement"), pursuant to which the Company has agreed to grant the Purchasers a security interest in certain of its assets as security for the repayment of the Notes, (iii) an Amended and Restated Pledge Agreement, in the form attached hereto as Exhibit G (the "Pledge Agreement"), pursuant to which the Company has agreed to pledge to the Purchasers all the stock of Merlin Software Technologies, Inc., a Nevada corporation (the "Subsidiary") to secure the repayment of the Notes, (iv) an Amended and Restated Intellectual Property Security Agreement, in the form attached hereto as Exhibit H (the "IP Security Agreement"), pursuant to which the Company has agreed to grant the Purchasers a security interest in certain of its intellectual property assets as security for the repayment of the Notes, (v) an Amended and Restated Subsidiary Guaranty Agreement, in the form attached hereto as Exhibit I (the "Subsidiary Guaranty"), pursuant to which the Subsidiary has agreed to guaranty obligations owed by the Company to the Holders of the Notes, (vi) an Amended and Restated Subsidiary Security Agreement in the form attached hereto as Exhibit J (the "Subsidiary Security Agreement"), pursuant to the Subsidiary has agreed to grant the Purchasers a security interest in certain of its assets as security for the repayment of the Notes, and (vii) an Amended and Restated Subsidiary Intellectual Property Security Agreement, in the form attached hereto as Exhibit K (the "Subsidiary IP Security Agreement"), pursuant to which the Subsidiary has agreed to grant the Purchasers a security interest in certain of its intellectual property assets as security for the repayment of the Notes.

H. The Company contemplates the issuance or sale to investors of notes of the Company, currently anticipated to be designated as Series D Notes ("Series D Notes"), in private placement transactions, after the Closing Date (as defined herein).

I. The Purchasers are entering into this Agreement in reliance upon the obligation of the Officers to devote their full time, attention and energy to the business of the Company. In order to induce the Purchasers to purchase the Securities, which will result in indirect benefits to each of the Officers, the Officers are entering into this Agreement with respect to certain covenants set forth herein.

J. All references herein to monetary denominations shall refer to lawful money of the United States of America.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchasers hereby agree as follows:

1. PURCHASE AND SALE OF NOTES AND WARRANTS.

(a) Purchase of Notes and Warrants. Subject to the satisfaction (or waiver) of the conditions set forth in Section 6 and Section 7 below, the Company shall issue and sell:

(i) on the Closing Date (as defined below), to the Purchasers, and the Purchasers severally agree to purchase from the Company, the Series B-1 Notes and the Series B Warrants for an aggregate purchase price of One Million Seven Hundred Forty Five Thousand Eight Hundred Eight Dollars and Forty Seven Cents ($1,745,880.47), which purchase price shall be paid in full by the exchange of the Series A Notes. The parties hereto acknowledge that upon the consummation of the transactions set forth in this Section 1, the Company will be the owner of the Series A Notes;

(ii) on the Closing Date, to the Purchasers, and the Purchasers severally agree to purchase from the Company, the Exchange Warrants, the purchase of which shall be paid in full by the exchange of the Series A Warrants;

(iii) on the Closing Date, to SDS, and SDS agrees to purchase from the Company the Series B-2 Notes for an aggregate purchase price of One Million Five Hundred Thousand Dollars ($1,500,000) (the "Series B-2 Purchase Price");

(iv) on a date to be agreed upon by the parties hereto, to SDS, and SDS agrees to purchase from the Company the Series C Notes (the "Series C Note Purchase Price").

(b) Form of Payment.

(i) On the Closing Date, the Purchasers shall return the Series A Notes to the Company for exchange, against delivery of the duly executed Series B-1 Notes and duly executed Series B Warrants and the Company shall deliver the Series B-1 Notes and the Series B Warrants against delivery and exchange for the Series A Notes.

(ii) On the Closing Date, the Purchasers shall return the Series A Warrants to the Company for exchange, against delivery of the duly executed Exchange Warrants and the Company shall deliver the Exchange Warrants against delivery and exchange of the Series A Warrants.

(iii) On the Closing Date, SDS shall apply the Series B Bridge Payment to the Series B-2 Purchase Price, in exchange for the Series B Bridge Payment (which Series B Bridge Payment shall be applied in order of advances under such bridge loans) against delivery of the duly executed Series B-2 Notes, and the Company shall deliver the Series B-2 Notes in exchange for the Series B Bridge Payment.

(iv) On a date to be agreed upon by the parties hereto, SDS shall apply the Series C Bridge Payment to the Series C Purchase Price, in exchange for the Series C Bridge Payment (which Series C Bridge Payment shall be applied in order of advances under such bridge loans), and shall pay the difference between the Series C Purchase Price and the Series C Bridge Payment (the "Wire Amount") by wire transfer to the Company, in accordance with the Company's written instructions, against delivery of the duly executed Series C Notes, and the Company shall deliver the Series C Notes in exchange for the Series C Bridge Payment and delivery of the Wire Amount.

(c) Closing Date. Subject to the satisfaction (or waiver) of the conditions thereto set forth in Section 6 and Section 7 below, the date and time of the issuance and sale of the Notes and Warrants pursuant to this Agreement (the "Closing") shall be 12:00 noon, New York City time, on May __, 2002, subject to a two business day grace period at any party's option, but in any event not later than May 31, 2001, or such other time as may be mutually agreed upon by the Company and the Purchasers (the "Closing Date"). The Closing shall occur at the offices of Drinker Biddle & Reath LLP, One Logan Squire, 18th and Cherry Streets, Philadelphia, Pennsylvania  19103, U.S.A.

2. PURCHASERS' REPRESENTATIONS AND WARRANTIES

The Purchasers represent and warrant, severally and not jointly, to the Company as follows:

(a) Purchase for Own Account, Etc.. The Purchasers are purchasing the Securities for the Purchasers' own account for investment purposes only and not with a present view towards the public sale or distribution thereof, except pursuant to sales that are exempt from the registration requirements of the Securities Act and/or sales registered under the Securities Act. The Purchasers understand that the Purchasers must bear the economic risk of this investment indefinitely, unless the Securities are registered pursuant to the Securities Act and any applicable state securities or blue sky laws or an exemption from such registration is available, and that the Company has no present intention of registering the resale of any such Securities other than as contemplated by the Registration Rights Agreement. Notwithstanding anything in this Section 2(a) to the contrary, by making the representations herein, the Purchasers do not agree to hold the Securities for any minimum or other specific term and reserve the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption from the registration requirements under the Securities Act.

(b) Accredited Investor Status. Each Purchaser is an "Accredited Investor" as that term is defined in Rule 501(a) of Regulation D.

(c) Reliance on Exemptions. The Purchasers understand that the Securities are being offered and sold to the Purchasers in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchasers' compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchasers set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchasers to acquire the Securities.

(d) Information. The Purchasers and their counsel, if any, have been furnished all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been specifically requested by the Purchasers or their counsel. The Purchasers and their counsel have been afforded the opportunity to ask questions of the Company and have received what the Purchasers believe to be satisfactory answers to any such inquiries. Neither such inquiries nor any other investigation conducted by the Purchasers or their counsel or any of their representatives shall modify, amend or affect the Purchasers' right to rely on the Company's representations and warranties contained in Section 3 below. The Purchasers understand that the Purchasers' investment in the Securities involves a high degree of risk.

(e) Governmental Review. The Purchasers understand that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

(f) Transfer or Resale. The Purchasers understands that (i) except as provided in the Registration Rights Agreement, the sale or resale of the Securities have not been and are not being registered under the Securities Act or any state securities laws, and the Securities may not be transferred unless (a) the resale of the Securities has been registered thereunder; or (b) the Purchasers shall have delivered to the Company an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; or (c) sold under and in compliance with Rule 144 promulgated under the Securities Act (or a successor rule) ("Rule 144"); or (d) sold or transferred to an affiliate of a Purchaser who agrees to sell or otherwise transfer the Securities only in accordance with the provisions of this Section 2(f) and who is an Accredited Investor; and (ii) neither the Company nor any other person is under any obligation to register such Securities under the Securities Act or any state securities laws (other than pursuant to the terms of the Registration Rights Agreement). Notwithstanding the foregoing or anything else contained herein to the contrary, the Securities may be pledged as collateral in connection with a bona fide margin account or other lending arrangement, provided such pledge is consistent with applicable laws, rules and regulations.

(g) Legends. The Purchasers understand that the Notes and Warrants and, until such time as the Conversion Shares and Warrant Shares have been registered under the Securities Act (including registration pursuant to Rule 416 thereunder) as contemplated by the Registration Rights Agreement or otherwise may be sold by the Purchasers under Rule 144, the certificates for the Conversion Shares and Warrant Shares may bear a restrictive legend in substantially the following form:

The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state of the United States or in any other jurisdiction. The securities represented hereby may not be offered, sold or transferred in the absence of an effective registration statement for the securities under applicable securities laws unless offered, sold or transferred pursuant to an available exemption from the registration requirements of those laws.

The Company agrees that it shall, immediately prior to the Registration Statement (as defined in the Registration Rights Agreement) being declared effective, deliver to its transfer agent an opinion letter of counsel, opining that at any time the Registration Statement is effective, the transfer agent shall issue, in connection with the issuance of the Conversion Shares and Warrant Shares, certificates representing such Conversion Shares and Warrant Shares without the restrictive legend above, provided such Conversion Shares and Warrant Shares are to be sold pursuant to the prospectus contained in the Registration Statement. Upon receipt of such opinion, the Company shall cause the transfer agent to confirm, for the benefit of the holders, that no further opinion of counsel is required at the time of transfer in order to issue such shares without such restrictive legend.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of any Security upon which it is stamped, if, unless otherwise required by state securities laws, (a) the sale of such Security is registered under the Securities Act (including registration pursuant to Rule 416 thereunder) as contemplated by the Registration Rights Agreement; (b) such holder provides the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Security may be made without registration under the Securities Act; or (c) such holder provides the Company with reasonable assurances that such Security can be sold under Rule 144. In the event the above legend is removed from any Security and thereafter the effectiveness of a registration statement covering such Security is suspended or the Company determines that a supplement or amendment thereto is required by applicable securities laws, then upon reasonable advance written notice to the Purchasers the Company may require that the above legend be placed on any such Security that cannot then be sold pursuant to an effective registration statement or under Rule 144 and the Purchasers shall cooperate in the replacement of such legend. Such legend shall thereafter be removed when such Security may again be sold pursuant to an effective registration statement or under Rule 144.

(h) Authorization; Enforcement. This Agreement and the Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of the Purchasers and are valid and binding agreements of the Purchasers enforceable against the Purchasers in accordance with their terms.

(i) Residency. Each Purchaser is a resident of the jurisdiction set forth under such Purchaser's name on the execution page hereto.

The Purchasers' representations and warranties made in this Article 2 are made solely for the purpose of permitting the Company to make a determination that the offer and sale of the Notes and Warrants pursuant to this Agreement comply with applicable U.S. federal and state securities laws and not for any other purpose. Accordingly, the Company should not rely on such representations and warranties for any other purpose.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company (which reference includes all of its subsidiaries) represents and warrants to each Purchaser as follows:

(a) Organization and Qualification. The Company is a corporation duly organized and existing in good standing under the laws of the jurisdiction in which it is incorporated, and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary and where the failure so to qualify would have a Material Adverse Effect. "Material Adverse Effect" means any material adverse effect on (i) the Securities, (ii) the ability of the Company to perform its obligations hereunder or under this Agreement, the Notes, the Warrants, the Security Agreement, the Pledge Agreement, the IP Security Agreement, the Subsidiary Guaranty, the Subsidiary Security Agreement, Subsidiary IP Security Agreement, or the Registration Rights Agreement (collectively, the "Transaction Documents") or (iii) the business, operations, properties, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

(b) Authorization; Enforcement. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under the Transaction Documents to issue and sell the Notes and the Warrants in accordance with the terms hereof, to issue the Conversion Shares upon conversion of the Notes in accordance with the terms thereof and to issue the Warrant Shares upon exercise of the Warrants in accordance with the terms thereof; (ii) the execution, delivery and performance of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Notes and the Warrants and the issuance and reservation for issuance of the Conversion Shares and Warrant Shares) have been duly authorized by the Company's Board of Directors and no further consent or authorization of the Company, its Board of Directors, any or committee of the Board of Directors is required, and (iii) this Agreement constitutes, and, upon execution and delivery by the Company of the Transaction Documents, such agreements will constitute, valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

(c) Stockholder Authorization. Except as provided in Section 4(o) hereof, neither the execution, delivery or performance by the Company of its obligations under the Transaction Documents, nor the consummation by it of the transactions contemplated hereby or thereby (including, without limitation, the issuance of the Notes or the Warrants or the issuance or reservation for issuance of the Conversion Shares or Warrant Shares) requires any consent or authorization of the Company's stockholders, including but not limited to, consent under Rule 4350 promulgated by the National Association of Securities Dealers, Inc. (the "NASD") or any similar rule.

(d) Capitalization. The capitalization of the Company as of the date hereof, including the authorized capital stock, the number of shares issued and outstanding, the number of shares issuable and reserved for issuance pursuant to the Company's stock option plans, the number of shares issuable and reserved for issuance pursuant to securities (other than the Notes and the Warrants) exercisable or exchangeable for, or convertible into, any shares of capital stock and the number of shares to be reserved for issuance upon conversion of the Notes and exercise of the Warrants is set forth on Schedule 3(d). All of such outstanding shares of capital stock have been, or upon issuance, will be, validly issued, fully paid and non-assessable. No shares of capital stock of the Company (including the Conversion Shares and the Warrant Shares) are subject to preemptive rights or any other similar rights of the stockholders of the Company or any liens or encumbrances. Except for the Securities and as set forth on Schedule 3(d), as of the date of this Agreement, (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable or exchangeable for, any shares of capital stock of the Company or any of its subsidiaries, or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries, nor are any such issuances or arrangements contemplated, and (ii) there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of its or their securities under the Securities Act (except the Registration Rights Agreement). Schedule 3(d) sets forth all of the Company issued securities or instruments containing antidilution or similar provisions that will be triggered by, and all of the resulting adjustments that will be made to such securities and instruments as a result of, the issuance of the Securities in accordance with the terms of the Transaction Documents. The Company has furnished to the Purchasers true and correct copies of the Company's Certificate of Incorporation as in effect on the date hereof ("Certificate of Incorporation"), the Company's By-laws as in effect on the date hereof (the "By-laws"), and all other instruments and agreements governing securities convertible into or exercisable or exchangeable for capital stock of the Company.

(e) Issuance of Shares. The Conversion Shares and Warrant Shares are duly authorized and reserved for issuance, and, upon conversion of the Notes and exercise of the Warrants in accordance with the terms thereof, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances and will not be subject to preemptive rights, rights of first refusal or other similar rights of stockholders of the Company and will not impose personal liability upon the holder thereof.

(f) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company, and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance and reservation for issuance, as applicable, of the Notes, the Warrants, the Conversion Shares and Warrant Shares) will not (i) result in a violation of the Certificate of Incorporation or By-laws or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment (including, without limitation, the triggering of any anti-dilution provisions), acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including United States federal and state securities laws and regulations and rules or regulations of any self-regulatory organizations to which either the Company or its securities are subject) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected (except, with respect to clause (ii), for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations that would not, individually or in the aggregate, have a Material Adverse Effect). Neither the Company nor any of its subsidiaries is in violation of its Certificate of Incorporation, By-laws or other organizational documents and neither the Company nor any of its subsidiaries is in default (and no event has occurred which, with notice or lapse of time or both, would put the Company or any of its subsidiaries in default) under, nor has there occurred any event giving others (with notice or lapse of time or both) any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, except for actual or possible violations, defaults or rights that would not, individually or in the aggregate, have a Material Adverse Effect. The businesses of the Company and its subsidiaries are not being conducted, and shall not be conducted so long as the Purchasers owns any of the Securities, in violation of any law, ordinance or regulation of any governmental entity, except for possible violations the sanctions for which either singly or in the aggregate would not have a Material Adverse Effect. Except as specifically contemplated by this Agreement and the Registration Rights Agreement, the Company is not required to obtain any consent, approval, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self regulatory agency or other third party in order for it to execute, deliver or perform any of its obligations under the Transaction Documents, in each case in accordance with the terms hereof or thereof. The Company is not in violation of the listing requirements of the OTC Bulletin Board (the "Bulletin Board") and does not reasonably anticipate that the Common Stock will be delisted by the Bulletin Board for the foreseeable future. The Company has not received any notice regarding the possible delisting of the Common Stock from the Bulletin Board.

(g) SEC Documents, Financial Statements. Since December 31, 1998, the Company has timely filed (within applicable extension periods) all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of Sections 13, 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to herein as the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the statements made in any such SEC Documents is, or has been, required to be amended or updated under applicable law (except for such statements as have been amended or updated in subsequent filings made prior to the date hereof). As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC applicable with respect thereto. Such financial statements have been prepared in accordance with U.S. generally accepted accounting principles ("GAAP"), consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to immaterial year-end audit adjustments). Except as set forth in the financial statements of the Company included in the SEC Documents filed prior to the date hereof, the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to the date of such financial statements and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under GAAP to be reflected in such financial statements, which liabilities and obligations referred to in clauses (i) and (ii), individually or in the aggregate, are not material to the financial condition or operating results of the Company.

(h) Absence of Certain Changes. Since December 31, 2001, there has been no material adverse change and no material adverse development in the business, properties, operations, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, except as disclosed in the SEC Documents filed prior to the date hereof.

(i) Absence of Litigation. Except as disclosed in the SEC Documents filed prior to the date hereof or on Schedule 3(i), there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body, including, without limitation, the SEC, pending or, to the best knowledge of the Company or any of its subsidiaries, threatened against or affecting the Company, any of its subsidiaries, or any of their respective directors or officers in their capacities as such. To the best knowledge of the Company, after reasonable investigation, there are no facts which, if known by a potential claimant or governmental authority, could give rise to a claim or proceeding which, if asserted or conducted with results unfavorable to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect.

(j) Intellectual Property. Each of the Company and its subsidiaries owns or is licensed to use all patents, patent applications, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, permits, inventions, discoveries, processes, scientific, technical, engineering and marketing data, object and source codes, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other similar rights and proprietary knowledge necessary for the conduct of its business as now being conducted (collectively, "Intangibles"). To the best knowledge of the Company, neither the Company nor any subsidiary of the Company infringes or is in conflict with any right of any other person with respect to any third party Intangibles which, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received written notice of any pending conflict with or infringement upon such third party Intangibles. Neither the Company nor any of its subsidiaries has entered into any consent agreement, indemnification agreement, forbearance to sue or settlement agreement with respect to the validity of the Company's or its subsidiaries' ownership or right to use its Intangibles and, to the best knowledge of the Company, there is no reasonable basis for any such claim to be successful. The Intangibles are valid and enforceable and no registration relating thereto has lapsed, expired or been abandoned or canceled or is the subject of cancellation or other adversarial proceedings, and all applications therefor are pending and in good standing. The Company and its subsidiaries have complied, in all material respects, with their respective contractual obligations relating to the protection of the Intangibles used pursuant to licenses. To the best knowledge of the Company, no person is infringing on or violating the Intangibles owned or used by the Company or its subsidiaries.

(k) Foreign Corrupt Practices. Neither the Company, nor any of its subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any subsidiary has, in the course of his actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(l) Disclosure. All information relating to or concerning the Company set forth in this Agreement or provided to the Purchasers pursuant to Section 2(d) hereof or otherwise in connection with the transactions contemplated hereby is true and correct in all material respects and the Company has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or exists with respect to the Company or its subsidiaries or their respective businesses, properties, prospects, operations or financial conditions, which has not been publicly disclosed but, under applicable law, rule or regulation, would be required to be disclosed by the Company in a registration statement filed on the date hereof by the Company under the Securities Act with respect to a primary issuance of the Company's securities.

(m) Acknowledgment Regarding Purchasers' Purchase of the Securities. The Company acknowledges and agrees that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement or the transactions contemplated hereby, the relationship between the Company and each Purchaser is "arms-length" and any statement made by any Purchaser or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to such Purchaser's purchase of the Securities and has not been relied upon by the Company, its officers or directors in any way. The Company further acknowledges that the Company's decision to enter into this Agreement has been based solely on an independent evaluation by the Company and its representatives.

(n) Listing. The Company has secured the listing of the Conversion Shares and Warrant Shares upon each national securities exchange, automated quotation system or over-the-counter market upon which shares of Common Stock are currently listed (subject to official notice of issuance).

(o) Form SB-2 Eligibility. The Company is eligible to register the resale of its Common Stock on a registration statement on Form SB-2 under the Securities Act. There exist no facts or circumstances that would prohibit or delay the preparation and filing of a registration statement on Form SB-2 with respect to the Registrable Securities (as defined in the Registration Rights Agreement). The Company has no basis to believe that its past or present independent public auditors will withhold their consent to the inclusion, or incorporation by reference, of their audit opinion concerning the Company's financial statements which are included in the Registration Statement required to be filed pursuant to the Registration Rights Agreement.

(p) No General Solicitation. Neither the Company nor any distributor participating on the Company's behalf in the transactions contemplated hereby (if any) nor any person acting for the Company, or any such distributor, has conducted any "general solicitation," as such term is defined in Regulation D, with respect to any of the Securities being offered hereby.

(q) No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would require registration of the Securities being offered hereby under the Securities Act or cause this offering of Securities to be integrated with any prior offering of securities of the Company for purposes of the Securities Act, the result of such integration which would require registration under the Securities Act, or any applicable stockholder approval provisions, including, without limitation, Rule 4350 of the NASD or any similar rule.

(r) No Brokers. The Company has taken no action that would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments by any Purchaser relating to this Agreement or the transactions contemplated hereby.

(s) Acknowledgment Regarding Securities. The Company's executive officers have studied and fully understand the nature of the Securities being sold hereunder. The Company acknowledges that its obligations to issue Conversion Shares upon conversion of the Notes in accordance with the terms of the Notes and the Warrant Shares upon the exercise of the Warrants are absolute and unconditional, regardless of the dilution that such issuance may have on the ownership interests of other stockholders. Taking the foregoing into account, the Company's Board of Directors has determined in its good faith business judgment that the issuance of the Notes and Warrants hereunder and the consummation of the other transactions contemplated hereby are in the best interests of the Company and its stockholders.

(t) Title. The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and merchantable title to all personal property owned by them that is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries. Any real property and facilities held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

(u) Tax Status. Except as set forth in the SEC Documents, the Company and each of its subsidiaries has made or filed all foreign, U.S. federal, state, provincial and local income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. The Company has not executed a waiver with respect to any statute of limitations relating to the assessment or collection of any foreign, federal, state, provincial or local tax. None of the Company's tax returns is presently being audited by any taxing authority.

(v) Key Employees. Each of the Company's directors, officers and any Key Employee (as defined below) is currently serving the Company in the capacity disclosed in the SEC Documents. No Key Employee, to the best of the knowledge of the Company and its subsidiaries, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each Key Employee does not subject the Company or any of its subsidiaries to any material liability with respect to any of the foregoing matters. No Key Employee has, to the best of the knowledge of the Company and its subsidiaries, any intention to terminate or limit his employment with, or services to, the Company or any of its subsidiaries, nor is any such Key Employee subject to any constraints which would cause such employee to be unable to devote his full time and attention to such employment or services. "Key Employee" means the persons listed on Schedule 3(v) and any individual who assumes or performs any of the duties of a Key Employee.

(w) Insurance. The Company has in force fire, casualty and other insurance policies, with extended coverage, sufficient in amount to allow it to replace any of its material properties or assets which might be damaged or destroyed or sufficient to cover liabilities to which the Company may reasonably become subject, and such types and amounts of other insurance with respect to its business and properties, on both a per occurrence and an aggregate basis, as are customarily carried by persons engaged in the same or similar business as the Company. No default or event has occurred that could give rise to a default under any such policy.

(x) Environmental Matters. There is no environmental litigation or other environmental proceeding pending or threatened by any governmental regulatory authority or others with respect to the current or any former business of the Company or any partnership or joint venture currently or at any time affiliated with the Company. No state of facts exists as to environmental matters or Hazardous Substances (as defined below) that involves the reasonable likelihood of a material capital expenditure by the Company or that may otherwise have a Material Adverse Effect. No Hazardous Substances have been treated, stored or disposed of, or otherwise deposited, in or on the properties owned or leased by the Company or by any partnership or joint venture currently or at any time affiliated with the Company in violation of any applicable environmental laws. The environmental compliance programs of the Company comply in all respects with all environmental laws, whether foreign, federal, state, provincial or local, currently in effect. As used herein, "Hazardous Substances" means any substance, waste, contaminant, pollutant or material that has been determined by any governmental authority to be capable of posing a risk of injury to health, safety, property or the environment.

(y) Regulatory Permits. The Company possess all certificates, authorizations and permits issued by the appropriate federal, state, provincial or foreign regulatory authorities which are material to the conduct to its business, and the Company has not received any notice of proceeding relating to the revocation or modification of any such certificate, authorization or permit.

4. COVENANTS.

(a) Best Efforts. The parties shall use their best efforts timely to satisfy each of the conditions described in Section 6 and Section 7 of this Agreement.

(b) Form D: Blue Sky Laws. The Company shall file with the SEC a Form D with respect to the Securities as required under Regulation D and provide a copy thereof to the Purchasers promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Securities for sale to the Purchasers pursuant to this Agreement under applicable securities or "blue sky" laws of the states of the United States or obtain exemption therefrom, and shall provide evidence of any such action so taken to the Purchasers on or prior to the Closing Date. Within five (5) days after the Closing Date, the Company shall file a Form 8-K concerning this Agreement and the transactions contemplated hereby, which Form 8-K shall attach this Agreement and its Exhibits as exhibits to such Form 8-K.

(c) Reporting Status. So long as any Purchaser beneficially owns any of the Securities, the Company shall timely file all reports required to be filed with the SEC pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination. In addition, the Company shall take all actions necessary to meet the "general requirements" set forth in the general instructions to Form SB-2 or any successor form thereto, to continue to be eligible to register the resale of its Common Stock on a registration statement on Form SB-2 under the Securities Act.

(d) Intentionally Omitted.

(e) Participation Right. Subject to the terms and conditions specified in this Section 4(e), for a period of twenty-four months after the Closing Date, the Purchasers or the assignees of any of the Purchasers' Notes shall have a right to participate with respect to the future issuance of securities, whether in the form of debt (including debt which is convertible into equity or in which there is an equity component), equity, or equity-linked securities ("Additional Securities"). Each time the Company proposes to offer any Additional Securities, the Company shall make an offering of such Additional Securities to each Purchaser in accordance with the following provisions:

(i) the Company shall deliver a notice (the "Notice") to the Purchasers stating (i) its bona fide intention to offer such Additional Securities, (ii) the number of such Additional Securities to be offered, (iii) the price and terms, if any, upon which it proposes to offer such Additional Securities, and (iv) the anticipated closing date of the sale of such Additional Securities;

(ii) by written notification received by the Company, within 10 days after giving of the Notice, any holder of the Notes may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Additional Securities which equals the proportion that the principal amount and accrued interest outstanding under the Notes owed to such holder bears to the total principal amount and accrued interest outstanding under the Notes owed to all holders, by applying the outstanding principal balance and accrued interest under the Notes held by such holder to the purchase price of, and as payment for the Additional Securities, without further consideration. The Company shall promptly, in writing, inform each holder which elects to purchase all of the Additional Shares available to it ("Fully-Exercising Holder") of any other holder's failure to do likewise. During the five-day period commencing after such information is given, each Fully-Exercising Holder shall be entitled to obtain that portion of the Additional Securities for which the holders were entitled to subscribe but which were not subscribed for by the holders which is equal to the principal amount outstanding under the Notes owed to such Fully-Exercising Holder bears to the total principal amount and accrued interest outstanding under the Notes owed to all Fully-Exercising Holders (as of the date of the Notice) who wish to purchase some of the unsubscribed shares at the time of such purchase;

(iii) the maximum amount of Additional Securities purchasable by any Purchaser pursuant to this Section 4(e) is equal to that which would be purchasable by applying the entire outstanding principal balance and accrued interest under the Note or Notes held by such Purchaser to the purchase price of the Additional Securities;

(iv) if all Additional Securities which the Purchasers are entitled to obtain pursuant to subsection 4(e)(ii) are not elected to be obtained as provided in subsection 4(e)(ii) hereof, the Company may, during the 60-day period following the expiration of the period provided in subsection 4(e)(ii) hereof, offer the remaining unsubscribed portion of such Additional Securities to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the Notice. If the Company does not consummate the sale of such Additional Securities within such period, the right provided hereunder shall be deemed to be revived and such Additional Securities shall not be offered or sold unless first reoffered to the Purchasers in accordance herewith;

(v) the participation right in this Section 4(e) shall not be applicable to (w) the issuance or sale of shares of Common Stock (or options therefor) to employees, officers, directors, or consultants of the Company for the primary purpose of soliciting or retaining their employment or service pursuant to a stock option plan (or similar equity incentive plan) approved by the Board of Directors, (x) the issuance or sale of the Notes, (y) the issuance or sale of the Series D Notes, or (z) the issuance of securities in connection with mergers, acquisitions, strategic business partnerships or joint ventures (the primary purpose of which, in the reasonable judgment of the Board of Directors, is not to raise additional capital).

(vi) the participation right set forth in this Section 4(e) may not be assigned or transferred, except that such right is assignable by each Purchaser (i) to any wholly-owned subsidiary or parent of, or to any corporation or entity that is, within the meaning of the Securities Act, controlling, controlled by or under common control with, any such Purchaser, and (ii) to any affiliated fund.

(f) Expenses. From the gross proceeds of the financings raised in accordance with Section 4(t) hereof, the Company shall pay to the Purchasers, reimbursement for the out-of-pocket expenses reasonably incurred by the Purchasers and their affiliates and advisors in connection with the negotiation, preparation, execution and delivery of this Agreement and the other agreements to be executed in connection herewith, including, without limitation, the Purchasers and their affiliates and advisors' reasonable due diligence and attorneys' fees and expenses (the "Expenses"); provided, however, that the Purchasers shall be permitted to deduct all Expenses from the Purchase Price payable by the Purchasers hereunder. In addition, from time to time thereafter, upon Purchasers' written request, the Company shall pay to the Purchasers such additional Expenses, if any, not covered by such payment, in each case to the extent reasonably incurred by the Purchasers or their affiliates or agents in connection with the negotiation, preparation, execution and delivery of this Agreement and the other agreements executed in connection herewith.

(g) Intentionally Omitted.

(h) Reservation of Shares. The Company currently has authorized and reserved for the purpose of issuance 15,000,000 shares of Common Stock to provide for the full conversion of the Notes and issuance of the Conversion Shares in connection therewith, the payment of interest on the Notes and the issuance of Common Stock in connection therewith, the full exercise of the Warrants and the issuance of the Warrant Shares in connection therewith and as otherwise required by the Notes, the Warrants and the Registration Rights Agreement (collectively, the "Issuance Obligations"). In the event such number of shares becomes insufficient to satisfy the Issuance Obligations, the Company shall take all necessary action to authorize and reserve such additional shares of Common Stock necessary to satisfy the Issuance Obligations.

(i) Listing. The Company shall maintain, so long as the Purchasers (or any of its affiliates) owns any Securities, the listing of all Conversion Shares and Warrant Shares from time to time issuable upon conversion of the Notes and exercise of the Warrants on each national securities exchange, automated quotation system or electronic on which shares of Common Stock are currently listed. The Company will use its best efforts to continue the listing and trading of its Common Stock on the Bulletin Board or on the NASDAQ National Market ("NNM"), the New York Stock Exchange ("NYSE") or the American Stock Exchange ("AMEX") and will comply in all respects with the reporting, filing and other obligations under the bylaws or rules of the NASD, such exchanges, or such electronic system, as applicable. The Company shall promptly provide to the Purchasers copies of any notices it receives regarding the continued eligibility of the Common Stock for trading in a market over the counter or, if applicable, any securities exchange or automated quotation system on which securities of the same class or series issued by the Company are then listed or quoted, if any.

(j) Corporate Existence. So long as any Purchaser beneficially owns any Securities, the Company shall maintain its corporate existence, and in the event of a merger, consolidation or sale of all or substantially all of the Company's assets, the Company shall ensure that the surviving or successor entity in such transaction (i) assumes the Company's obligations under the Transaction Documents and the agreements and instruments entered into in connection therewith regardless of whether or not the Company would have had a sufficient number of shares of Common Stock authorized and available for issuance in order to effect the conversion of all the Notes and exercise in full of all Warrants outstanding as of the date of such transaction and (ii) except in the event of a merger, consolidation of the Company into any other corporation, or the sale or conveyance of all or substantially all of the assets of the Company where the consideration consists solely of cash, the surviving or successor entity is a publicly traded corporation whose common stock is listed for trading on the NNM, NYSE, AMEX or the Bulletin Board.

(k) No Integrated Offerings. The Company shall not make any offers or sales of any security (other than the Securities) under circumstances that would require registration of the Securities being offered or sold hereunder under the Securities Act or cause this offering of the Securities to be integrated with any other offering of securities by the Company for purposes of any stockholder approval provision applicable to the Company or its securities.

(l) Legal Compliance. The Company shall conduct its business and the business of its subsidiaries in compliance with all laws, ordinances or regulations of governmental entities applicable to such businesses, except where the failure to do so would not have a Material Adverse Effect.

(m) Redemptions and Dividends. So long as the outstanding principal amount of the Notes, plus all accrued interest thereon are in aggregate more than $300,000, the Company shall not, without first obtaining the written approval of the Purchasers, repurchase, redeem, or declare or pay any cash dividend or distribution on, or otherwise repay or prepay on account of, any shares of capital stock or other outstanding indebtedness of the Company.

(n) Inspection of Properties and Books. So long as the Purchasers shall hold any Notes, the Purchasers and its representatives and agents (collectively, the "Inspectors") shall have the right, at the Purchasers' expense, to visit and inspect any of the properties of the Company and of its subsidiaries, to examine the books of account and records of the Company and of its subsidiaries, to make or be provided with copies and extracts therefrom, to discuss the affairs, finances and accounts of the Company and of its subsidiaries with, and to be advised as to the same by, its and their officers, employees and independent public accountants (and by this provision the Company authorizes such accountants to discuss such affairs, finances and accounts, whether or not a representative of the Company is present) all at such reasonable times and intervals and to such reasonable extent as the Purchasers may desire; provided, however, that each Inspector shall hold in confidence and shall not make any disclosure (except to the Purchasers) of any such information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (a) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement filed pursuant to the Registration Rights Agreement, (b) the release of such information is ordered pursuant to a subpoena or other order from a court or government body of competent jurisdiction, or (c) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Purchasers agree that they shall, upon learning that disclosure of such information is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the information deemed confidential.

(o) Stockholder Approval. If the Company is prohibited by Rule 4350 of the NASD or any successor or similar rule, or the rules of any other securities exchange or over-the- counter market on which the Common Stock is then listed or traded from issuing all of the shares of Common Stock issuable upon complete conversion of the Notes and complete exercise of the Warrants (without giving effect to the limitations on conversion and exercise contained in Article III.D. of the Notes and Section 8(g) of the Warrants), the Company shall call a meeting of its stockholders to be held as promptly as practicable and in any event no later than 90 days after the effective date of the Registration Statement for the purpose of voting upon and approving the Transaction Documents, the authorization and issuance of the Notes and the Warrants, and the issuance of the Conversion Shares upon conversion of or otherwise pursuant to the Notes and the Warrant Shares upon exercise of or otherwise pursuant to the Warrants. The Company shall, through its Board of Directors, recommend to its stockholders approval of such matters. The Company shall use its best efforts to solicit from its stockholders proxies in favor of such matters sufficient to comply with all relevant legal requirements, including, without limitation Rule 4350 promulgated by the NASD, and shall vote such proxies in favor of such matters. In the event that the Company is required to obtain such approval and such approval is not obtained, the Company shall pay a cash payment to the holders of the Notes and the Warrants in accordance with Article V of the Notes and Section 1 of the Warrants.

(p) Each of the Officers hereby covenants, for the duration of their respective employment with the Company, and so long as any of the Purchasers shall continue to own Securities, to devote substantially all his working time, energy and attention (other than absences due to illness or regularly scheduled vacation in accordance with past practices and prudent policy) to the performance of his duties as an officer of the Company, in a manner that will faithfully and diligently further the business and interests of the Company.

(q) Each of the Purchasers hereby covenants, from the Closing Date until July 31, 2002, so long as the Company is in compliance with all of the terms of the Transaction Documents, that it shall not sell, transfer or otherwise dispose of any Common Stock presently outstanding and owned by it; provided, however, that with respect to Common Stock that is owned indirectly by such Purchaser, it need only use its best efforts to cause the direct owner of such shares of Common Stock to observe the provision set forth in this Section 4(q).

(r) Not less than fifteen (15) days prior to the grant of any options, warrants or derivative securities by the Company, the Company shall submit to SDS and Pequot Scout Fund, L.P., a Delaware limited partnership, written notice of such proposed grant, indicating on such written notice the names of the grantees, the consideration to be received by the Company in return for the issuance of such options, warrants or derivative securities, the number of shares of Common Stock or other capital stock of the Company issuable to such grantees upon exercise of such options, warrants or derivative securities, and the exercise price of such options, warrants or derivative securities.

(s) So long as the Notes, Warrants, Conversion Shares or Warrant Shares remain outstanding, the Company shall not issue any options, warrants or derivative securities exercisable for Common Stock or other capital stock of the Company at a price per share or equivalent price per share or otherwise provide stock grants at a price that is below the Closing Bid Price (as defined in the Notes) of the Common Stock as of the date of grant of such options, warrants or derivative securities. The Company acknowledges that the covenant set forth in this Section 4(s) is a material term of this Agreement.

(t) In the event the Company receives financing or financings from any source or sources, with the exception of SDS Merchant Fund, L.P. or its affiliates or any of its subsidiaries, pursuant to an agreement, understanding or other arrangement (including through the issuance of any Additional Securities or otherwise) that occurs within 180 business days of the date hereof the Company shall first apply 100% of such proceeds to the repayment of the Expenses as set forth in Section 4(f) hereof (such financings (including the amount of any such Expenses) in the aggregate shall be referred to herein as the "Financing"). Thereafter, the Company must apply 10% of the gross proceeds from the Financing that exceed $3,000,000 and (2) an additional 15% of the gross proceeds from the Financing that exceed $4,000,000, to the prepayment of its obligations under the Notes, in accordance with this Section 4(t), with such payment being deemed to have been applied first to all of the accrued interest and then the principal outstanding under the Notes.

5. TRANSFER AGENT INSTRUCTIONS.

(a) The Company shall instruct its transfer agent to issue certificates, registered in the name of each Purchaser or its nominee, for the Conversion Shares and the Warrant Shares in such amounts as specified from time to time by the Purchasers to the Company upon conversion of the Notes or exercise of the Warrants, as applicable. To the extent and during the periods provided in Sections 2(f) and 2(g) of this Agreement, all such certificates shall bear the restrictive legend specified in Section 2(g) of this Agreement.

(b) The Company warrants that no instruction other than such instructions referred to in this Section 5, and stop transfer instructions to give effect to Section 2(f) hereof in the case of the transfer of the Conversion Shares or Warrant Shares prior to registration of the Conversion Shares and Warrant Shares under the Securities Act or without an exemption therefrom, will be given by the Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Registration Rights Agreement. Nothing in this Section shall affect in any way the Purchasers' obligations and agreement set forth in Section 2(g) hereof to resell the Securities pursuant to an effective registration statement or under an exemption from the registration requirements of applicable securities law.

(c) If the Purchasers provide the Company and the transfer agent with an opinion of counsel, which opinion of counsel shall be in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from registration, or the Purchasers provide the Company with reasonable assurances that such Securities may be sold under Rule 144, the Company shall permit the transfer and, in the case of the Conversion Shares and Warrant Shares, promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by the Purchasers.

6. CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

The obligation of the Company hereunder to issue and sell the Notes and Warrants to the Purchasers hereunder is subject to the satisfaction, at or before the Closing, of each of the following conditions thereto, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion:

(a) Each Purchaser shall have delivered the Purchase Price in accordance with Section 1(b) above.

(b) The representations and warranties of each Purchaser shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date), and each Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by each Purchaser at or prior to the Closing Date.

(c) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

7. CONDITIONS TO THE PURCHASERS' OBLIGATION TO PURCHASE.

The obligation of the Purchasers hereunder to purchase the Notes and Warrants from the Company hereunder is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that such conditions are for each Purchaser's sole benefit and may be waived by each Purchaser at any time in such Purchaser's sole discretion:

(a) The Company shall have executed the Transaction Documents, and delivered executed original copies of the same to each Purchaser. All filings deemed reasonably necessary on the part of the Purchasers to properly perfect a first lien security interest in the Company's assets, all as more particularly described in the Security Agreement, shall have been made and all fees payable, if any, in connection therewith shall have been paid by the Company.

(b) The Company shall have delivered to each Purchaser duly executed Notes and Warrants (each in such denominations as such Purchaser shall request) in accordance with Section 1(b) above.

(c) The Common Stock shall continue to be traded on the Bulletin Board and trading in the Common Stock (or on the Bulletin Board generally) shall not have been suspended by the SEC or such Bulletin Board market.

(d) The representations and warranties of the Company shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date. The Purchasers shall have received a certificate, executed by the Chief Executive Officer of the Company after reasonable investigation, dated as of the Closing Date to the foregoing effect and as to such other matters as may reasonably be requested by the Purchasers.

(e) No statute, rule, regulation, executive order, decree, ruling, injunction, action or proceeding shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which questions the validity of, challenges or prohibits the consummation of, any of the transactions contemplated by this Agreement.

(f) The Purchasers shall have received opinions of the Company's counsel, dated as of the Closing Date, in form, scope and substance reasonably satisfactory to the Purchasers and in substantially the form of Exhibit L attached hereto.

(g) There shall have been no material adverse changes and no material adverse developments in the business, properties, operations, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, since the date hereof, and no information, of which the Purchasers are not currently aware, shall come to the attention of the Purchasers that is materially adverse to the Company.

(h) The Purchasers shall have received a copy of resolutions, duly adopted by the Board of Directors of the Company, which shall be in full force and effect at the time of the Closing, authorizing the execution, delivery and performance by the Company of the Transaction Documents and the consummation by the Company of the transactions contemplated thereby, certified as such by the Secretary or Assistant Secretary of the Company, and such other documents as they reasonably request in connection with the Closing.

8. GOVERNING LAW; MISCELLANEOUS.

(a) Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in the State of New York. The Company and the Purchasers irrevocably consent to the jurisdiction of the United States federal courts and the state courts located in the County of New York, State of New York in any suit or proceeding based on or arising under this Agreement and irrevocably agree that all claims in respect of such suit or proceeding may be determined in such courts. The Company irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding. The Company further agrees that service of process upon the Company mailed by first class mail shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. Nothing herein shall affect the right of the Purchasers to serve process in any other manner permitted by law. The Company agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

(b) Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement. In the event any signature is delivered by facsimile transmission, the party using such means of delivery shall cause the manually executed Execution Page(s) hereof to be physically delivered to the other party within five (5) days of the execution hereof, provided that the failure to so deliver any manually executed Execution Page shall not affect the validity or enforceability of this Agreement.

(c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

(e) Entire Agreement; Amendments. This Agreement and the instruments referenced herein contain the entire understanding of the Purchasers, the Company, their affiliates and persons acting on their behalf with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Purchasers makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived other than by an instrument in writing signed by the party to be charged with enforcement and no provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Purchasers.

(f) Notices. Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally, by responsible overnight carrier or by confirmed facsimile, and shall be effective five (5) days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by responsible overnight carrier or confirmed facsimile, in each case addressed to a party. The addresses for such communications shall be:

If to the Company:
Merlin Software Technologies International, Inc. 4370 Dominion Street, 3rd Floor Burnaby, British Columbia Canada V5G 4L7 Facsimile: (604) 320-7277 Attn: Chief Executive Officer

with a copy simultaneously transmitted by like means to:

Virgil Z. Hlus
Corporate Finance and Securities Department
Clark, Wilson
800 - 885 West Georgia Street
Vancouver, BC

Canada V6C 3H1
Phone: (604) 891-7707
Facsimile: (604) 687-6314

If to the Purchasers, to the address set forth under the Purchasers' name on the execution page hereto, with a copy simultaneously transmitted by like means to:

Drinker Biddle & Reath LLP One Logan Square 18th & Cherry Streets
Philadelphia, PA 19103
U.S.A. Facsimile: (215) 988-2757 Attn: Stephen T. Burdumy, Esq.

Each party shall provide notice to the other party of any change in address.

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. The Company shall not assign this Agreement or any rights or obligations hereunder. Notwithstanding the foregoing, each Purchaser may assign its rights hereunder to any of its "affiliates," as that term is defined under the Exchange Act, without the consent of the Company or to any other person or entity with the consent of the Company, which consent shall not be unreasonably withheld. This provision shall not limit any Purchaser's right to transfer the Securities pursuant to the terms of the Notes, the Warrants and this Agreement or to assign the Purchaser's rights under the Transaction Documents to any such transferee. In addition, and notwithstanding anything to the contrary contained in the Transaction Documents, the Securities may be pledged and all rights of the Purchasers under this Agreement or any other agreement or document related to the transactions contemplated hereby may be assigned, without further consent of the Company, to a bona fide pledgee in connection with the Purchasers' margin or brokerage account.

(h) Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(i) Survival. The representations and warranties of the Company and the agreements and covenants set forth in Sections 3, 4, 5 and 8 hereof shall survive for three years following the Closing notwithstanding any due diligence investigation conducted by or on behalf of the Purchasers. Moreover, none of the representations and warranties made by the Company herein shall act as a waiver of any rights or remedies the Purchasers may have under applicable U.S. federal or state securities laws. The Company shall indemnify and hold harmless the Purchasers and each Purchaser's officers, directors, employees, partners, members, agents and affiliates for all losses or damages arising as a result of or related to any breach or alleged breach by the Company of any of its representations or covenants set forth herein, including advancement of expenses as they are incurred.

(j) Publicity. The Company and the Purchasers shall have the right to approve before issuance any press releases, SEC or, to the extent applicable, NASD filings, or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of the Purchasers, to make any press release or SEC or, to the extent applicable, NASD filings with respect to such transactions as is required by applicable law and regulations (although the Purchasers shall be consulted by the Company in connection with any such press release and filing prior to its release and shall be provided with a copy thereof and must provide specific consent to the use of their name in connection therewith).

(k) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(l) Termination. In the event that the Closing shall not have occurred on or before May 31, 2002, unless the parties agree otherwise, this Agreement shall terminate at the close of business on such date. Notwithstanding any termination of this Agreement, any party not in breach of this Agreement shall preserve all rights and remedies it may have against another party hereto for a breach of this Agreement prior to or relating to the termination hereof.

(m) Joint Participation in Drafting. Each party to this Agreement has participated in the negotiation and drafting of the Transaction Documents. As such, the language used herein and therein shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party to this Agreement.

(n) Equitable Relief. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Purchasers by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations hereunder (including, but not limited to, its obligations pursuant to Section 5 hereof) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Agreement (including, but not limited to, its obligations pursuant to Section 5 hereof), that the Purchasers shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate issuance and transfer of the Securities, without the necessity of showing economic loss and without any bond or other security being required.

(o) Knowledge. As used in this Agreement, the term "knowledge" of any person or entity shall mean and include (i) actual knowledge and (ii) that knowledge which a reasonable prudent business person could have obtained in the management of his or her business affairs after making due inquiry and exercising due diligence which a prudent business person should have made or exercised, as applicable, with respect thereto.

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IN WITNESS WHEREOF, the undersigned Purchasers and the Company have caused this Agreement to be duly executed as of the date first above written.

MERLIN SOFTWARE TECHNOLOGIES
INTERNATIONAL, INC.
Signature: /s/ Trevor McConnell
Name: Trevor McConnell
Title: Chief Financial Officer
Date: 22 May 2002

PURCHASERS:

SDS MERCHANT FUND, L.P., a Delaware limited partnership
By: SDS Capital Partners, L.L.C., its Managing Member
Signature: /s/ Steven Derby
Name: Steven Derby
Title: Managing Member
Date: 23 May 2002

NARRAGANSETT I, L.P., a Delaware limited partnership
Signature: /s/ Joseph L. Dowling, III
Name: Joseph L. Dowling, III
Title: Managing Member
Date: 23 May 2002

NARRAGANSETT OFFSHORE LTD., a Cayman Island corporation
By: Leo Holdings, L.L.C., its Investment Manager
Signature: /s/ Joseph L. Dowling, III
Name: Joseph L. Dowling, III
Title: Managing Member
Date: 23 May 2002

PEQUOT SCOUT FUND, L.P., a Delaware limited partnership
By: Pequot Capital Management, Inc., its Investment Advisor
Signature: /s/ Kevin E. O'Brien
Name: Kevin E. O'Brien
Title: General Counsel
Date: 23 May 2002

OFFICERS:

Signature: /s/ R.A. Heller
Name: Robert A. Heller

Signature: /s/ Trevor McConnell
Name: Trevor McConnell